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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated July 15, 1996 (except for Note 8, as to which the date is October 16, 1996), in the Registration Statement (Form S-1) and related Prospectus of First Virtual Holdings Incorporated for the registration of its common stock.

                                                  /s/ ERNST & YOUNG LLP

San Diego, California
October 17, 1996